                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                EXCHANGE ACT OF 1934 (AMENDMENT NO.           )


     Filed by the Registrant /X/
     Filed by a Party other than the Registrant / /
     Check the appropriate box:
     / / Preliminary Proxy Statement       / / Confidential, for Use of the
                                               Commission Only (as permitted by
                                               Rule 14a-6(e)(2))
     /X/ Definitive Proxy Statement
     / / Definitive Additional Materials
     / / Soliciting Material Pursuant to Section 240.14a-11(c) or
         Section 240.14a-12


                            DEPOSIT GUARANTY CORP.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)

                            DEPOSIT GUARANTY CORP.
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):


     / / $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2)
         or Item 22(a)(2) of Schedule 14A.

     / / $500 per each party to the controversy pursuant to Exchange Act Rule
         14a-6(i)(3).
     / / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------
     (5) Total fee paid:

--------------------------------------------------------------------------------


     /X/ Fee paid previously with preliminary materials.


     / / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

--------------------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:

--------------------------------------------------------------------------------
     (3) Filing Party:

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     (4) Date Filed:

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
                             DEPOSIT GUARANTY CORP.
                                 P. O. BOX 730
                          JACKSON, MISSISSIPPI  39205



                     NOTICE OF ANNUAL STOCKHOLDERS' MEETING
                          TO BE HELD ON APRIL 16, 1996


TO THE STOCKHOLDERS OF
DEPOSIT GUARANTY CORP.:

         NOTICE IS HEREBY GIVEN that, pursuant to call of its directors and in compliance with its Bylaws, the regular annual meeting of stockholders of DEPOSIT GUARANTY CORP. will be held in the lobby of Deposit Guaranty National Bank, Second Floor, Deposit Guaranty Plaza, Jackson, Mississippi, on Tuesday, April 16, 1996, at 2:30 p.m., local time, for the purpose of considering and voting upon the following matters:

         1. Amendment of the Articles of Incorporation to increase the number of authorized shares of Common Stock and Preferred Stock.


         2. Election of the four (4) persons listed in the Proxy Statement dated March 22, 1996, accompanying this notice as directors of Deposit Guaranty Corp.


          3. Whatever other matters may be brought before the meeting or any adjournment(s) thereof. Management knows of no other matters that may properly be, or which are likely to be, brought before the meeting.

         Only those stockholders of record at the close of business on February 23, 1996, shall be entitled to notice of and to vote at this meeting. We urge you to sign and return the enclosed Proxy as soon as possible, whether or not you plan to attend the meeting in person.

                                        BY ORDER OF THE BOARD OF DIRECTORS


                                        /s/ E. B. ROBINSON, JR.

                                        Chairman and Chief Executive Officer


Dated and Mailed at
Jackson, Mississippi
on or about March 22, 1996


Enclosures:      1.  Proxy
                 2.  Business Reply Envelope
                 3.  Annual Report

                               TABLE OF CONTENTS

                                                                                                                      PAGE
                                                                                                                      ----
 Introduction . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1

 Proposal No. 1 -- Amendment of the Articles of Incorporation to Increase the Number of Authorized Shares of Common
 Stock and Preferred Stock  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1

Proposal No. 2 -- Election of Directors . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2

Principal Stockholders and Stock Ownership of Management  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4

Executive Compensation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6

Other Transactions with Management  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10

Independent Public Accountants  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11

Committees of the Board of Directors  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11

Other Matters . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11

Proposals of Stockholders . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11

Exhibit A -- Proposed Amendment to Articles of Incorporation

                              PROXY STATEMENT FOR
                             DEPOSIT GUARANTY CORP.
                              DATED MARCH 22, 1996
                         ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD APRIL 16, 1996


--------------------------------------------------------------------------------


         This Proxy Statement is furnished to stockholders of Deposit Guaranty Corp. (the "Company") in connection with the solicitation by the Board of Directors of proxies to be voted at the Annual Meeting of Stockholders to be held in the lobby of Deposit Guaranty National Bank, Second Floor, Deposit Guaranty Plaza, Jackson, Mississippi, on Tuesday, April 16, 1996, at 2:30 p.m., local time, or any adjournment(s) thereof, for the purpose of considering and voting upon the matters set out in the foregoing Notice of Annual Stockholders' Meeting. The approximate date on which this Proxy Statement and form of proxy are first being sent or given to stockholders is March 22, 1996.



         Only those stockholders of record on the books of the Company at the close of business on February 23, 1996, shall be entitled to notice of and to vote at the meeting in person or by proxy. On that date, the Company had outstanding of record 19,308,651 shares of Common Stock. A majority of the shares outstanding constitute a quorum. Each share is entitled to one (1) vote. In the election of directors, each stockholder has cumulative voting rights, so that a stockholder may vote the number of shares owned by him for as many persons as there are directors to be elected, or he may multiply the number of shares by the number of directors to be elected and allocate the resulting votes to one or any number of candidates. For example, if the number of directors to be elected is four (4), a stockholder owning ten (10) shares may cast ten (10) votes for each of four (4) nominees, or cast forty (40) votes for one (1) nominee, or allocate the forty (40) votes among several nominees.


         Action on a matter is approved if the votes cast in favor of the action exceed the votes cast opposing the action. Abstentions and broker non-votes are counted only for purposes of determining whether a quorum is present at the meeting.

         The cost of soliciting proxies from stockholders will be borne by the Company. The initial solicitation will be by mail. Thereafter, proxies may be solicited by directors, officers and regular employees of the Company, by means of telephone, telegraph or personal contact, but without additional compensation therefor. The Company will reimburse brokers and other persons holding shares as nominees for their reasonable expenses in sending proxy soliciting material to the beneficial owners.


         Shares of Common Stock represented by properly executed proxies, unless previously revoked, will be voted at the meeting in accordance with the instructions thereon. If no direction is indicated, such shares will be voted FOR Proposal No. 1 set forth below, FOR each nominee named in Proposal No. 2 and at the discretion of the persons named in the relevant proxy in connection with any other business that may properly come before the meeting. A proxy may be revoked by a stockholder at any time prior to the exercise thereof by filing with the Secretary of the Company a written revocation or a duly executed proxy bearing a later date. A proxy shall be suspended if the stockholder is present and elects to vote in person.


         The 1995 Annual Report to stockholders of the Company, including audited financial statements of the Company, is enclosed for the information of the stockholders. The Annual Report and financial statements are not a part of the proxy soliciting material.

PROPOSAL NO. 1 -- AMENDMENT OF THE ARTICLES OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK AND PREFERRED STOCK (ITEM 1 ON PROXY CARD)

         The Company is presently authorized to issue 50,000,000 shares of Common Stock, no par value; 10,000,000 shares of Class A Voting Preferred Stock, no par value; and 10,000,000 shares of Class B Non-Voting Preferred Stock, no par value. On February 23, 1996, there were 19,308,651 shares of Common Stock issued and outstanding and no Preferred Stock was outstanding.

         The Board of Directors of the Company has approved and recommends that the stockholders approve an amendment to Article Four of the Articles of Incorporation, a copy of which is attached as Exhibit "A" hereto, which would amend the first paragraph of Article Four to increase the number of shares of Common Stock, no par value, Class A Voting Preferred, no par value, and Class B Non-Voting Preferred, no par value, which the Company has the authority to issue to 100,000,000, 25,000,000 and 25,000,000, respectively. The other provisions of Article Four will remain in their current form. This change would be effective upon the date of filing of the Articles of Amendment with the Secretary of State of the State of Mississippi.

         The Board of Directors believes that it is advisable to increase the number of authorized shares of Common Stock and Preferred Stock so that shares will be available for issuance for purposes the Board of Directors determine to be in the best interest of the Company. Such purposes include providing shares for possible future acquisitions, possible stock dividends, stock splits, issuances under employee benefit plans and other general corporate purposes relating to the development and expansion of the Company.

         On February 5, 1996, the Company entered into an Agreement to acquire the Bank of Gonzales Holding Company, Inc. As consideration, the Company agreed to issue 634,000 shares of Common Stock (less an adjustment for fractional shares and dissenters' shares) to shareholders of Bank of Gonzales Holding Company, Inc. This acquisition (which is conditioned upon, among other things, regulatory approval and approval by the stockholders of Bank of Gonzales Holding Company, Inc.) is anticipated to be consummated in the second quarter of 1996. In addition, up to 744,000 shares of Common Stock may be issued to key employees of the Company under the Deposit Guaranty Corp. Stock-Based, Long-Term Incentive Plan II described below under the caption "Executive Compensation." Otherwise, the Board of Directors has no specific plans for issuance of additional shares of Common Stock and Preferred Stock.


         If additional stock is authorized, the Board of Directors would, without further action by the stockholders unless otherwise required by law, regulation or stock exchange rule (if the stock is then listed on an exchange), be able to authorize issuance of the stock at such times, for such purposes and for such consideration as it may deem desirable, without further stockholder action. Any issuance of additional authorized shares could result in the dilution of each existing shareholder's voting power, and could, depending upon a variety of factors, have the effect of diluting the earnings per share or book value per share of outstanding shares of Common Stock. Stockholders of the Company presently have no preemptive rights to acquire authorized but unissued shares of the Company and the proposed Amendment to the Articles of Incorporation will not create any preemptive rights.



         The issuance of additional shares of Common Stock might have anti-takeover effects by diluting the voting power of a person seeking to acquire the Company, but this is not the purpose of the increased authorization and the Board has no present intention of issuing Common Stock for such purpose. The Articles of Incorporation and Bylaws of the Company presently contain the following provisions which could be considered to have an anti-takeover effect: (i) authorized but unissued shares of Common Stock issuable by the Board of Directors without stockholder approval; (ii) authorized but unissued shares of Preferred Stock issuable, without stockholder authorization, in series with such dividend, redemption, sinking fund, conversion and liquidation preferences, if any, as are designated by the Board in creating any particular series; (iii) division of the Board of Directors into three (3) classes of directors serving staggered three- year terms; (iv) the requirement of an affirmative vote of eighty percent (80%) of the shares entitled to vote to remove the entire Board of Directors or to remove any one director; (v) the requirement of supermajority shareholder approval to approve certain business combinations; (vi) the requirement that the Board consider certain nonmonetary factors in evaluating major business transactions; and
(vii) the requirement of advance notice of stockholder proposals regarding matters to be voted upon at a stockholders' meeting or nominations for election to the Board.





         Approval of the proposed Amendment to Article Four requires the affirmative vote of a majority of the shares voting.

   THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR PROPOSAL NO. 1.

PROPOSAL NO. 2 -- ELECTION OF DIRECTORS


         The Board of Directors of the Company is divided into three (3) classes - Class A, Class B, and Class C - each consisting of four (4) directors. The term of the present Class A Directors expires at the 1996 Annual Meeting. The term of the Class B Directors will expire at the 1997 Annual Meeting and the term of the Class C Directors will expire at the 1998 Annual Meeting. The Board of Directors has reduced the number of Class B Directors from four (4) to three (3) effective with the 1996 Annual meeting.
W. Henry Holman, Jr., a Class B  Director, is retiring from the Board of
Directors.   At the 1996 Annual Meeting Class A Directors will be elected for a three-year term.



         The Board of Directors has nominated Richard H. Bremer, Howard L. McMillan, Jr., John N. Palmer and Steven C. Walker for election as Class A
Directors to serve until the 1999 Annual Meeting.   Richard H. Bremer, Howard
L. McMillan, Jr., John N. Palmer and Steven C. Walker are currently serving as Class A Directors.



         Unless authority is expressly withheld, the proxy holders will vote the proxies received by them for the four (4) nominees for Class A Director listed above, reserving the right, however, to cumulate their votes and distribute them among the nominees, in their discretion. Although each nominee has consented to being named in this Proxy Statement and to serve if elected, if any nominee should prior to the Annual Meeting decline or become unable to serve as a director, the proxies will be voted by the proxy holders for such other persons as may be designated by the present Board of Directors.


         The following table provides certain information about the nominees and the other present directors of the Company. Each nominee has been in an executive capacity with the firm or company indicated for at least the past five (5) years, except as otherwise indicated. The column "Directorships Held in Other Companies" indicates other directorships held in any company with a class of securities registered pursuant to Section 12 of the Securities Exchange Act of 1934 or subject to the requirements of Section 15(d) of that Act or any company registered as an investment company under the Investment Company Act of 1940. During 1995, the Company's Board of Directors had seven
(7) meetings. No incumbent director attended less than seventy-five percent (75%) of the total number of meetings of the Board of Directors or committees upon which he served, except for Richard H. Bremer, who attended seventy-four percent (74%).

         THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE ELECTION OF ALL THE NOMINEES.

                                                                                                DIRECTORSHIPS
                           POSITIONS & OFFICES WITH COMPANY OR             DIRECTOR OF          HELD IN OTHER
DIRECTORS                  PRINCIPAL OCCUPATIONS AND EMPLOYMENT             COMPANY      AGE    COMPANIES
-------------------------------------------------------------------------------------------------------------------------
NOMINEES:

Richard H. Bremer          President and Chief Executive Officer,          1994 to       47     Southwestern
(Class A)                  Southwestern Electric Power Co.;                present              Electric Power Co.
                           Vice-President, Operations, Southwestern
                           Electric Power Co. August 1989 to August 1990


Howard L. McMillan, Jr.    President and Chief Operating Officer of the    1984 to       57
(Class A)                  Company                                         present

John N. Palmer             Chairman and Chief Executive Officer,           1985 to       61     Mississippi Power &
(Class A)                  Mobile Telecommunications Technologies          April, 1986;         Light Co.; Mobile
                           Corp. (telecommunications)                      April, 1987          Telecommunication
                                                                           to present           Technologies Corp.;
                                                                                                Entergy Corporation;
                                                                                                EastGroup Properties

Steven C. Walker           President and Chief Executive Officer,          1992 to       46
(Class A)                  Commercial National Bank                        present


CONTINUING DIRECTORS:


Richard D. McRae, Jr.      President, McRae Investments (private           1992 to       48
(Class B)                  investment  company);  President and            present
                           Chief Operating Officer, Proffitt's, Inc.
                           (retail department stores) April, 1994
                           to September, 1994; President and Chief
                           Executive Officer, McRae's 1988 to
                           April, 1994

E. B. Robinson, Jr.        Chairman of the Board and Chief                 1981 to       54     Mississippi Power &
(Class B)                  Executive Officer of the Company                present              Light Company

J. Kelley Williams         Chairman and Chief Executive Officer,           1975 to       61     First Mississippi
(Class B)                  First Mississippi Corporation                   present              Corporation
                           (fertilizers, industrial chemicals,
                           energy and technology-based ventures)

Michael B. Bemis           Executive Vice President, Customer Service,     1992 to       48     Arkansas Power &
(Class C)                  Entergy Corp.; President and Chief              Present              Light Co.; Louisiana
                           Operating Officer, Louisiana Power &                                 Power & Light Co.;
                           Light Co. January, 1992 to October, 1992;                            New Orleans Public
                           President and Chief Operating Officer,                               Service Inc.;
                           Mississippi Power & Light Co. 1989 to                                Mississippi Power &
                           1991                                                                 Light Co.; Gulf States
                                                                                                Utilities Co.

Warren A. Hood, Jr.        Chairman of the Board, Hood Industries,         1990 to       44
(Class C)                  Inc. (manufacturing of building and             present
                           forest products)





                                                                                                DIRECTORSHIPS
                           POSITIONS & OFFICES WITH COMPANY OR             DIRECTOR OF          HELD IN OTHER
DIRECTORS                  PRINCIPAL OCCUPATIONS AND EMPLOYMENT             COMPANY      AGE    COMPANIES
--------------------------------------------------------------------------------------------------------------------------
CONTINUING DIRECTORS:

Charles L. Irby            President, Irby Construction Company            1989 to       41
(Class C)                  (powerline contractor); Vice-President,         present
                           Stuart C. Irby Co. (wholesale electrical
                           supplier)

W. R. Newman, III          President, J. A. Bentley Lumber Company;        1972 to       56
(Class C)                  Vice President, 1989 to 1990 and                present
                           Director, 1989 to Present, Pacific
                           Coast Paging, Inc. (paging and answering
                           service, southern California); President
                           and Director, ManuTech, Inc. 1988 to 1990
                           (manufacturer of gas logs)

RETIRING DIRECTOR:

W. Henry Holman, Jr.       Chairman of the Board and Chief Execu-          1968 to       65     Capitol Street
(Class B)                  tive Officer, Jitney Jungle Stores              present              Corporation
                           of America, Inc. (retail grocery chain)



PRINCIPAL STOCKHOLDERS AND STOCK OWNERSHIP OF MANAGEMENT


         The following table shows the persons that are the beneficial owners of more than five percent (5%) of the Company's Common Stock:


 NAME AND ADDRESS                               AMOUNT AND NATURE                          PERCENTAGE OF
OF BENEFICIAL OWNER                          OF BENEFICIAL OWNERSHIP                           CLASS
-------------------------------------------------------------------------------------------------------------
Deposit Guaranty                                1,347,868(1)                                   6.96%
  National Bank
P.O. Box 1200
Jackson, MS  39205

Irby Family and                                 1,119,353(2)                                   5.80%
  Affiliated Interests
815 S. State Street
Jackson, MS  39207



         (1) This information is as of December 31, 1995. On that date, in its capacity as trustee, the Bank had sole voting power with respect to 1,304,944 shares of Company Common Stock and shared voting power with respect to 19,434 shares of Company Common Stock. In addition, it had sole investment power with respect to 1,013,797 shares of Company Common Stock and shared investment power with respect to 26,904 shares of Company Common Stock. E. B. Robinson, Jr. and Howard L. McMillan, Jr. are members of the Trust Policy and Investment Committee of Deposit Guaranty National Bank and in such capacity share voting or investment power with other members of this committee with respect to certain shares of Company Common Stock held by Deposit Guaranty National Bank as trustee. The other members of the Trust Policy and Investment Committee are Thomas M. Hontzas, C. Edward Gibson, William H. Mounger, Jr. and Gerald L. White, who are officers of Deposit

Guaranty National Bank, David H. Nordyke, who is an officer of Commercial National Bank, and William R. James, who is a Deposit Guaranty National Bank Board member.


         (2) This information is as of February 23, 1996. Includes 1,112,340 shares as to which Charles L. Irby, Stuart C. Irby, Jr. and Stuart M. Irby share voting and investment power which are held by Irby Construction Company (1,005,636 shares), the Stuart C. Irby Co. Profit Sharing Trust Fund (15,892 shares), the Irby Construction Co. Profit Sharing Trust Fund (53,776 shares) and the Elizabeth M. Irby Foundation (37,036 shares). Also includes 4,200 shares held by Charles L. Irby and 2,813 shares held by Stuart C. Irby, Jr.

         The following table shows the number of shares of the Company's Common Stock beneficially owned by each director, nominee for director, the CEO and the Company's four (4) most highly compensated officers other than the CEO (collectively the "Named Executive Officers") and by all directors, nominees and executive officers as a group, as of February 23, 1996. Except as otherwise indicated, each director has sole voting and investment power with respect to the shares shown in the table. The amounts shown in the table do not include beneficial ownership of certain shares held by Deposit Guaranty National Bank as trustee, with respect to which E. B. Robinson, Jr., Howard L. McMillan, Jr. and certain other officers may be deemed to have shared voting or investment power as described above, except that shares with respect to which directors or officers have beneficial ownership in their individual capacities as participants in the Company's Employee Stock Purchase Plan are included.



DIRECTORS, NOMINEES AND                        AMOUNT AND NATURE OF                           PERCENTAGE
NAMED EXECUTIVE OFFICERS                       BENEFICIAL OWNERSHIP                            OF CLASS
--------------------------------------------------------------------------------------------------------------
Michael B. Bemis                                    2,844(1)                                      *
Richard H. Bremer                                     500                                         *
W. Henry Holman, Jr.                               99,572(2)                                      *
Warren A. Hood, Jr.                                20,000                                         *
Charles L. Irby                                 1,116,540(3)                                     5.78%
James S. Lenoir                                    48,990(4)                                      *
Arlen L. McDonald                                  11,875(5)                                      *
Howard L. McMillan, Jr                             97,902(6)                                      *
Richard D. McRae, Jr.                              83,844(7)                                      *
W. R. Newman, III                                  28,218(8)                                      *
John N. Palmer                                     33,532                                         *
E. B. Robinson, Jr.                               161,445(9)                                      *
Steven C. Walker                                   41,882(10)                                     *
J. Kelley Williams                                   6,132                                        *

20 Directors and                                 1,870,962(11)                                   9.47%
Executive Officers as a Group

*Less than 1 percent

------------------

(1) Mr. Bemis shares voting and investment power with respect to 1,304 shares with his wife.

(2) Mr. Holman shares voting and investment power with respect to 3,072 shares with his wife.

(3) Mr. Charles L. Irby shares voting power with respect to 1,112,340 shares with Mr. Stuart C. Irby, Jr. and Mr. Stuart M. Irby.

(4) The amount shown includes 25,500 shares which Mr. Lenoir has the right to acquire through exercise of options granted under the Company's incentive plan.

(5) Mr. McDonald has shared voting and investment power with respect to 200 shares held by his wife. The amount shown includes 10,500 shares which Mr. McDonald has the right to acquire through exercise of options granted under the Company's incentive plan.

(6) Mr. McMillan has shared voting and investment power with respect to 19,534 shares held by his wife or jointly with his wife. The amount shown includes 61,500 shares which Mr. McMillan has the right to acquire through exercise of options granted under the Company's incentive plan.

(7) Mr. McRae has shared voting and investment power with respect to 70,040 shares which are held by McRae Foundation, Inc.

(8) Mr. Newman shares voting and investment power with respect to 14,816 shares held by his wife.

(9) Mr. Robinson has shared voting power with respect to 27,122 shares held by family members. The amount shown also includes 75,000 shares which Mr. Robinson has the right to acquire through exercise of options granted under the Company's incentive plan.

(10) The amount shown includes 41,000 shares which Mr. Walker has the right to acquire through exercise of options.

(11) The amount shown includes 317,400 shares which executive officers have the right to acquire through exercise of options granted under the Company's incentive plan.

         Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of Common Stock. Executive officers and directors are required by Securities and Exchange Commission Regulations to furnish the Company with copies of all Section 16(a) forms they file. To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended December 31, 1995 all Section 16(a) filing requirements applicable to the Company's executive officers and directors were complied with.



EXECUTIVE COMPENSATION


         Shown below is information concerning the annual and long-term compensation for services in all capacities to the Company for the years ended 1995, 1994 and 1993 of the CEO and the Company's four (4) most highly compensated officers other than the CEO (collectively, the "Named Executive Officers"):



                          SUMMARY COMPENSATION TABLE

--------------------------------------------------------------------------------


                                                                                                 Long -Term
                                                                                                Compensation
                                                         Annual Base Compensation                 Awards(1)
                                              ----------------------------------------------    ------------     All Other
                                                                              Other Annual        Options        Compensa-
Name and Principal Position          Year     Salary ($)       Bonus ($)     Compensation($)      (Shares)      tion ($)(2)
---------------------------          ----     ----------       ---------     ---------------      --------      -----------
E. B. ROBINSON, JR.                  1995       380,899         406,918            0               17,000          70,485
  Chairman of the Board & Chief      1994       380,898         451,440            0               17,000          59,774
  Executive Officer of the Company   1993       364,064         413,820            0               17,000          50,605

HOWARD L. MCMILLAN, JR.              1995       253,309         244,195            0                8,100          38,582
  President & Chief Operating        1994       252,900         248,668            0                8,100          31,280
  Officer of the Company             1993       251,063         225,720            0                8,100          28,156

STEVEN C. WALKER                     1995       219,906         194,329            0               17,000          19,936
  President & Chief Executive        1994       218,102          84,964            0                7,000          17,006
  Officer of Commercial National     1993       207,890         104,545            0                7,000          18,341
  Bank

JAMES S. LENOIR                      1995       160,570         141,063            0                3,500          15,194
  Executive Vice President & Chief   1994       159,237         143,068            0                3,500          10,469
  Credit Officer of the Company      1993       151,475         122,056            0                3,500          10,194

ARLEN L. MCDONALD                    1995       149,883         130,981            0                3,500          15,290
  Executive Vice President & Chief   1994       142,717         127,767            0                3,500          14,034
  Financial Officer of the Company   1993       133,400         107,008            0                3,500          14,889



         (1) Although the Company's incentive plan permits grants of Incentive Stock Options, Restricted Stock Awards and SARs, no grants of these incentives have been made.

         (2) "All Other Compensation" consists of:

                                                                      Above Market
                                                      Company           Earnings
                                                   Contribution        On Deferred
                                                 To the 401k Plan     Compensation           Total
                                                 --------------------------------------------------
                   Robinson                            $3,484            $67,001            $70,485
                   McMillan                             3,353             35,229             38,582
                   Walker                               3,748             16,188             19,936
                   Lenoir                                 370             14,824             15,194
                   McDonald                             2,239             13,051             15,290

OPTION GRANTS

         Shown below is information on grants of stock options pursuant to the Company's incentive plan during 1995 to the Named Executive Officers. No SARs were granted under that Plan in 1995.

                      OPTION GRANTS IN LAST FISCAL YEAR


                                  Individual Grants                                             Potential Realizable Value
------------------------------------------------------------------------------------------       at Assumed Annual Rates of
                                             % of Total                                        Stock Price Appreciation for
                                           Options Granted    Exercise                                Option Term (3)
                         Options Granted   to Employees in    Price (2)                        ----------------------------
     Name                in 1995 (#)(1)         1995        ($Per Share)   Expiration Date      5.0% ($)          10.0%($)
     ----                ---------------   ---------------  ------------   ---------------     ---------          ---------
E. B. Robinson, Jr.          17,000             22.6%           35.50      April 18, 2005        379,538           961,824

Howard L. McMillan, Jr.       8,100             10.8%           35.50      April 18, 2005        180,838           458,281

Steven C. Walker             17,000             22.6%           35.50      April 18, 2005        379,538           961,824

James S. Lenoir               3,500              4.6%           35.50      April 18, 2005         78,140           198,023

Arlen L. McDonald             3,500              4.6%           35.50      April 18, 2005         78,140           198,023




         (1) All stock options were exercisable six (6) months after the date of the grant.



         (2) The exercise price was equal to the closing price on the NASDAQ on the date of the grant.



         (3) The valuation of the stock grants at five percent (5%) and ten percent (10%) appreciation rates are solely to comply with Securities and Exchange Commission Regulations and are not intended to imply future value of Company Stock.


OPTION EXERCISES AND YEAR END VALUES


         The following table provides information as to the options exercised during 1995, and the unexercised options to purchase the Company's Common Stock previously granted to the Named Executive Officers and held by them at the end of 1995.


              OPTIONS EXERCISED IN 1995 AND YEAR END OPTION VALUE


                                                                             Number of
                                                                       Securities Underlying
                              Shares Acquired on                        Unexercised Options        Value of Unexercised
                                   Exercise              Value             At Year End (#)(1)      In the Money Options
       Name                       In 1995 (#)         Realized ($)    Exercisable/Unexercisable    At Year End ($)(1)(2)
       ----                   ------------------      ------------    -------------------------    ---------------------
  E. B. Robinson, Jr.                  0                   0                  93,000/0                   1,851,125

  Howard L. McMillan, Jr.              0                   0                  61,500/0                   1,292,100

  Steven C. Walker                   8,000              179,000               41,000/0                    647,250

  James S. Lenoir                    3,000               66,750               25,500/0                    531,125

  Arlen L. McDonald                  5,000              142,375               10,500/0                    150,500

         (1) All stock options granted prior to 1993 were exercisable upon the grant of the option. All stock options granted in 1993, 1994 and 1995 are exercisable six (6) months after the date of grant.



         (2) Based on the closing price on the NASDAQ system ($44.50) on December 31, 1995.



RETIREMENT INCOME PLAN

         Under its Retirement Income Plan, the Company offers retirement income benefits to employees of the Company and its subsidiaries who are twenty-one
(21) years of age, have been employed for one (1) year and have completed one thousand (1,000) hours of service. Benefits payable under the plan are based upon the five (5) year average base salary of the participant, which does not include payments under any benefit program or bonuses, and the participant's credited years of service. Base salary in 1995 for the individuals named in the Summary Compensation Table was as follows: E. B. Robinson, Jr. ($380,899); Howard L. McMillan, Jr. ($253,309); Steven C. Walker ($219,906);
James S. Lenoir ($160,570); Arlen L. McDonald ($149,883). Normal retirement age under the plan is sixty-two (62), but participants may elect an early or a postponed retirement date, in which case benefits are adjusted. Contributions to the plan made by the Company or its subsidiaries are determined actuarially.

         The following table indicates the estimated annual benefits payable to persons in specified classifications upon retirement at age sixty-two (62), assuming the highest salary earning years are during the five (5) years prior to retirement. Amounts shown are not subject to offset for social security or other items. Amounts shown are computed on a life-only option basis.


   Five Years                                         Credited Years of Service
  Average Base         -----------------------------------------------------------------------------------------
     Salary              15              20               25             30               35               40
  ------------         -------         -------          -------        -------          -------          -------
     $ 50,000          $10,218         $13,624          $17,031        $20,437          $23,843          $26,768
      100,000           22,743          30,324           37,906         45,487           53,068           58,918
      150,000           35,268          47,024           58,781         70,537           82,293           91,068
      200,000           35,268          47,024           58,781         70,537           82,293           91,068

      300,000           35,268          47,024           58,781         70,537           82,293           91,068
      400,000           35,268          47,024           58,781         70,537           82,293           91,068
      500,000           35,268          47,024           58,781         70,537           82,293           91,068



         Credited years of service upon retirement for the individuals named above are anticipated to be as follows: E. B. Robinson, Jr. (36); Howard L. McMillan, Jr. (37); Steven C. Walker (25); James S. Lenoir (40); Arlen L. McDonald (42).

DIRECTOR COMPENSATION

         Non-officer directors receive an annual retainer fee of $3,000, a $500 fee for each board meeting attended, and a $400 fee for attendance at each meeting of any committees on which they serve.


         Pursuant to the Company's Directors Deferred Income Plan the Company permits non-officer directors to elect annually to defer up to one hundred percent (100%) of fees to be earned during the following year. The minimum deferral amount per year is one thousand dollars ($1,000). Generally amounts deferred are payable with interest to the participant in accordance with the participant's agreement with the Company, or upon termination of employment, disability or retirement, or to the participant's beneficiaries if the participant dies. The interest rate, adjusted annually, varies depending on several factors, including the event which results in the distribution of the deferred amounts and the age of the participant at the time of deferral. The interest rates for pre-retirement benefits, post- retirement payments and disability benefits are based upon a percentage of the 12-month average of the Moody's Average Corporate Yield, published monthly by Moody's Investor Service. Post retirement benefits are paid in ten (10) annual installments. The termination benefit consists of a lump sum benefit equal to the participant's deferral with interest thereon at the effective rate of ten (10) year U.S. Treasury Obligations on January 1 of the year of deferral compounded annually from the first day of the plan year in which the deferral was made. If a participant's service as a director terminates for any reason during a period of two (2) years after a change in control of the Company, prior to the participant meeting the requirements for receiving post retirement benefits, the person will be entitled to termination benefits, but at the same rates used in the calculation of post retirement payments.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

TO THE BOARD OF DIRECTORS:

Executive Compensation Philosophy

         It is the philosophy of the Company's Compensation Committee of the Board to provide a total compensation package to the CEO and executive officers which rewards strong corporate performance, provides incentives for long term profitability and growth consistent with safety and soundness, and remains competitive with other banks. The Committee uses a combination of base pay, annual performance awards, and long term incentives in achieving its philosophy. These compensation factors are reviewed in the first quarter of each year. The plans, the 1995 plan-related decisions, and supporting rationales are outlined below.

Base Compensation

         The base pay of the CEO and executives listed above is established to limit fixed salary costs by targeting base pay to ten percent (10%) below the peer market average of base compensation. The peer group is comprised of ten (10) bank holding companies in Mississippi and adjoining states with markets and asset levels similar to the Company (the "Peer Group"). Three (3) of these bank holding companies are in the KBW 50 index and all are included in the NASDAQ market index reflected in the Stockholder Return Performance Graph below.

         In 1995, only Mr. McDonald received an increase in base pay. This increase was to bring his base salary closer to the ten percent (10%) below market level. The Executive Variable Pay Plan provides these senior executives the opportunity to earn an additional variable amount which would make their annual direct compensation exceed the market average if the Company's performance is strong. This plan is detailed below.

Executive Variable Pay Plan


         The Executive Variable Pay Plan is designed to establish executive compensation competitive with other banks, to provide for meaningful cash awards, and to increase profitability and growth of the Company consistent with other goals of the Company, its stockholders and its employees. Selected officers of the Company are eligible. Awards are based primarily on total return to shareholders and the financial results of the Company indicated by the Company's return on equity ("ROE"), rank within the Peer Group ("Peer Rank") and achievement of individual goals. At the beginning of each calendar year, the Compensation Committee approves a payout matrix in which specific ROE and Peer Rank results determine a bonus award as a percent of base salary.
The Compensation Committee of the Board makes the final determination as to the amount of compensation paid under the plan and the personnel included in the plan. In 1995, Mr. Walker was moved to the Executive Variable Pay Plan from a plan which was based solely on Commercial National Bank results.



         For 1995, Mr. Robinson received variable pay of $406,918. This payout was based upon total return to shareholders and 1995 operating results of the Company, which exceeded targeted ROE goals and ranked third within the Peer Group. Payouts for the remaining four (4) officers were based on the targeted ROE goals, rank within the Peer Group and specific individual goals.


Stock-Based Long-Term Incentive Plan II


         The purpose of the Plan is to attract and retain key executives of the organization through long-term incentives. There are currently 744,000 shares of Common Stock available for use in the Plan. Participation is limited to key employees who are in a position to make significant contributions toward the success of the organization as determined by the Board of Directors. In awarding grants the committee generally considers the base salary of each officer, corporate performance (which may include earnings, stockholder return, etc.) in the prior year and the amount of incentives granted to other groups of executive officers in the Peer Group, as well as individual and subjective
factors.    The Committee also reviews grants made to the executives in prior years. In order to address current focuses and trends, which may vary from year to year, the Committee does not base awards on a specific set of factors
or criteria.   In aggregate, the 1995 grants, outlined in the accompanying table, were approximately at the median grant level for the Peer Group.


         This report was presented by the Compensation Committee:

                 Charles L. Irby, Chairman
                 Richard H. Bremer
                 Warren A. Hood, Jr.
                 Richard D. McRae, Jr.
                 J. Kelley Williams

STOCKHOLDER RETURN PERFORMANCE PRESENTATION


         Set forth below is a line graph comparing the yearly percentage change in the cumulative total stockholder return on the Company's Common Stock against the cumulative total return of the NASDAQ market index and the KBW 50 Total Return Index for the period of five (5) years. The KBW 50 Index is prepared by Keefe, Bruyette & Woods, Inc. and consists of fifty (50) banks and bank holding companies.



                    Deposit Guaranty Corp. Stock Performance
                   5 Year Cumulative Total Return Comparison
                  Among Deposit Guaranty Corp., NASDAQ Market
                      Index and KBW 50 Total Return Index



                                   [GRAPH]


                     1990             1991             1992             1993             1994             1995
DEPOSIT GUARANTY     100              182.68           299.11           320.32           357.30           544.34

NASDAQ MARKET        100              128.38           129.64           155.50           163.26           211.77

KBW 50               100              158.27           201.68           212.85           201.99           323.52

ASSUMES $100 INVESTED ON  DECEMBER 31, 1990 WITH REINVESTMENT OF DIVIDENDS.


OTHER TRANSACTIONS WITH MANAGEMENT

    Through its subsidiary banks, the Company makes loans to its directors and principal officers of its subsidiaries, and to associates of these directors and principal officers. All such loans were made in the ordinary course of business, and, at the time the loans were made, were on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons, and did not involve more than normal risk of collectability or present other unfavorable features.

INDEPENDENT PUBLIC ACCOUNTANTS

    KPMG Peat Marwick were the independent accountants for the Company during the most recently completed fiscal year and will serve as the independent accountants for the Company during the current fiscal year. Representatives of this firm will be present at the Annual Meeting and have an opportunity to make statements if they so desire and are expected to be available to respond to appropriate questions.

COMMITTEES OF THE BOARD OF DIRECTORS

    The Company has a standing Compensation Committee which met four (4) times during 1995. Charles L. Irby serves as Chairman and other members are Warren
A. Hood, Jr., Richard H. Bremer, J. Kelley Williams and Richard D. McRae, Jr. No member of the Committee is a former or current officer or employee of the Company or any of its subsidiaries. The Committee makes recommendations to the Board of Directors with respect to the compensation of senior management and also with respect to bonus payments under the Company's Executive Variable Pay Plan.

    The Company has a standing Audit Committee of its Board of Directors which met four (4) times during 1995. Presently, John N. Palmer serves as Chairman and other members are Michael B. Bemis, W. R. Newman, III and W. Henry Holman, Jr. The functions performed by this Committee include reviewing audit plans, examination results of both independent and internal auditors and management action relative to examination reports. The Committee also nominates the independent auditors for selection each year by the Board of Directors, verifies the independence of the independent auditors, reviews all services provided by the independent auditors and reviews fees and fee arrangements with the independent auditors.

    The Company does not have a standing nominating committee. In 1995 a Director Vacancy Study Committee made recommendations to the Board of Directors concerning persons to be nominated by the Board of Directors for election as
directors at the 1996 Annual Meeting.   The Director Vacancy Study Committee
consisted of W. R. Newman, III, Chairman and Charles L. Irby, directors of the Company, and B. L. Chain and Harris B. Henley, who are an Advisory Board Member, and a director, respectively, of the Company's subsidiary, Deposit Guaranty National Bank.

    The Company's Bylaws provide procedures that must be followed by a stockholder who wishes to nominate candidates for election as a director in addition to those persons nominated by the Board of Directors. At least sixty
(60) days prior notice to the Secretary of the Company is required if a stockholder intends to nominate an individual for election to the Board of Directors. These Bylaw provisions also require information to be supplied about both the stockholder making the nomination and the person nominated. In making its nominations the Board of Directors will take into consideration nominations made by stockholders in accordance with these Bylaw provisions.

OTHER MATTERS

    Management knows of no other matters that may properly be, or which are likely to be, brought before the meeting. However, if any other matters are properly brought before the meeting, the persons named in the enclosed proxy or their substitutes will vote in their discretion on such matters.

PROPOSALS OF STOCKHOLDERS


    Any proposal of a stockholder to be presented for action at the Annual Meeting of Stockholders to be held April 15, 1997, must be received at the Company's principal executive offices no later than November 22, 1996, if it is to be included in management's proxy statement.


                                        BY ORDER OF THE BOARD OF DIRECTORS





                                        /s/ E.B. ROBINSON, JR.

                                        Chairman and Chief Executive Officer


Dated and Mailed at
Jackson, Mississippi
on or about March 22, 1996

                                   EXHIBIT A

                     AMENDMENT TO ARTICLES OF INCORPORATION


         Article Four of the Articles of Incorporation, as proposed to be amended, would read as follows:

         FOURTH: The aggregate number of shares which the corporation is authorized to issue is 150,000,000, divided into three (3) classes. The designation of each class, the number of shares of each class and the par value, if any, of each class are as follows:

         Number of                                          Par Value,
          Shares         Shares                               if Any
        100,000,000      Common Stock                      No par value
         25,000,000      Class A Voting Preferred          No par value
         25,000,000      Class B Non-Voting Preferred      No par value

         The preferences and relative rights in respect of the shares of each class and the variations in the relative rights and preferences as between series of any preferred class in series are as follows:


         Each share of Common Stock and of Class A Voting Preferred stock shall entitle the holder thereof to full voting rights. A holder of Class B Non-Voting Preferred stock shall have no voting rights as a holder of such stock, except as specifically required by law.


         The holders of Class A Voting Preferred stock and Class B Non-Voting Preferred stock (together "preferred stock") shall be entitled to receive dividends, subject to statutory restrictions, when and as declared by the Board of Directors. Such dividends shall be payable at such periods as shall be fixed by the Board of Directors at the rate specified in the resolution of the Board of Directors authorizing the issuance of the particular series of preferred stock, and no more, before any dividend shall be paid or set apart for payment upon the Common Stock.

         Dividends on the preferred stock shall be cumulative, so that if for any period the same shall not be paid, the right thereto shall accumulate as against the Common Stock, and all arrears so accumulated shall be paid before any dividend shall be paid upon the Common Stock.

         Whenever all accumulated dividends on the outstanding preferred stock for all previous periods shall have been declared and shall have become payable, and the corporation shall have paid such accumulated dividends for such previous periods, or shall have set aside from its legally available funds a sum sufficient therefor, the Board of Directors may declare dividends on the Common Stock, payable then or thereafter out of any remaining legally available funds.

         Each class of preferred stock shall be divided into and issued from time to time by resolution of the Board of Directors in one or more series, each series being so designated as to distinguish the shares thereof from the shares of all other series and classes. All or any of the series of any such class and the variations and the relative rights and preferences as between different series may be fixed and determined by resolution of the Board of Directors, but all shares of the same class shall be identical except as to the following relative rights and preferences, as to which there may be variations between different series:

         (a)   The rate of dividend;

         (b) Whether shares may be redeemed and, if so, the redemption price and terms and conditions of redemption;

         (c) The amount payable upon shares in the event of voluntary and involuntary liquidation;

         (d) Sinking fund provisions, if any, for the redemption or purchase of shares; and

         (e) The terms and conditions, if any, on which shares may be converted.

                             DEPOSIT GUARANTY CORP.
                                 P. O. BOX 730
                               JACKSON, MS 39205
                                     PROXY
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

         The undersigned hereby appoint(s) Warren A. Hood, Jr., Richard D. McRae, Jr. and W. R. Newman, III, jointly and individually, as Proxies, each with the power to appoint his substitute and hereby authorize(s) them to represent the undersigned, and to vote upon all matters that may properly come before the meeting including the matters described in the Proxy Statement furnished herewith, subject to any directions indicated on the reverse side, with full power to vote, and to cumulate votes on, all shares of Common Stock of Deposit Guaranty Corp. held of record by the undersigned on February 23, 1996, at the annual meeting of stockholders to be held on April 16, 1996, or any adjournment(s) thereof. IF NO DIRECTIONS ARE GIVEN, THE PROXIES WILL VOTE FOR EACH PROPOSAL LISTED ON THE REVERSE SIDE AND AT THE DISCRETION OF THE PERSONS NAMED ABOVE IN CONNECTION WITH ANY OTHER BUSINESS PROPERLY COMING BEFORE THE MEETING.

                        (Continued and to be dated and signed on the other side)

                                              DEPOSIT GUARANTY CORP.
                                              P. O. BOX 11011
                                              NEW YORK, N.Y.  10203-0011

1. INCREASE THE NUMBER OF AUTHORIZED SHARES OF
   COMMON STOCK AND PREFERRED STOCK            FOR [ ]  AGAINST [ ]  ABSTAIN [ ]

2. ELECTION OF   FOR all nominees [ ]  WITHHOLD AUTHORITY [ ]    *EXCEPTIONS [ ]
   DIRECTORS     listed below.         to vote for all
                                       nominees
                                       listed below.

The nominees for Class A Directors are: Richard H. Bremer, Howard L. McMillan, Jr., John N. Palmer and Steven C. Walker.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ALL NOMINEES.

(INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the "Exceptions" box and write that nominee's name in the space provided below).

*Exceptions:____________________________________________________________________

                                                      ADDRESS CHANGE  [ ]
                                                      and/or comments



                                  Sign here as name(s) appear(s) opposite.

                                  When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If corporation or partnership, sign in full corporate or partnership name by authorized person.

                                  Dated: ________________________________, 1996

                                  Signature:__________________________________.

                                  Signature:__________________________________.
                                  Votes must be indicated
                                  (x) In Black or Blue Ink.


PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.